UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 August 2, 2000
-----------------------------------------------------------------------------
                 Date of report (Date of earliest event reported)

                          SOUTHWEST CAPITAL CORPORATION
-----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            New Mexico                   0-8149               85-0169650
-----------------------------------------------------------------------------
(State or other jurisdiction of       (Commission          (I.R.S.Employer
incorporation  or organization)       File Number)       Identification No.)


  1650 University Blvd., N.E., Suite 5-100, Albuquerque, New Mexico  87102
-----------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip code)


                                 (505) 884-7161
-----------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not applicable
----------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

ITEM 5.  Other Events

On August 2, 2000, the Company entered into a Letter of Intent to negotiate a stock merger with Berthel Fisher & Company, ("Berthel Fisher") a private financial services holding company which would result in Berthel Fisher becoming public company.

The Letter of Intent provides for the issuance of additional common and preferred shares of Southwest Capital, which would result in Berthel controlling approximately 75% of the voting shares. The proposed transaction is expected to close by September 30, 2000; however, it remains subject to certain closing conditions and no assurance can be given that the proposed transaction will be consummated.

Berthel  Fisher  offers full service  retail  brokerage and  investment  banking
operations   concentrated  primarily  in  the  Midwest  with  approximately  140 registered representatives in 85 locations.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   SOUTHWEST CAPITAL CORPORATION

Date: August 10, 2000              /s/ LAURENCE S. ZIPKIN
                                   ---------------------------------------
                                   Laurence S. Zipkin, President